UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2005

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-179943
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2005, Conexant Systems, Inc. (the Company) and Dwight W. Decker, the Company’s Chairman of the Board and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the Agreement). A copy of the Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Agreement amends and restates an existing Employment Agreement dated as of January 15, 2004 between the Company and Dr. Decker (the Prior Agreement), pursuant to which Dr. Decker served as non-executive Chairman of the Board and an employee of the Company from February 27, 2004. On November 9, 2004, at the request of the Board of Directors, Dr. Decker resumed the position of Chief Executive Officer while continuing in his position as Chairman of the Board. The Agreement sets forth the terms and conditions of Dr. Decker's employment as Chairman of the Board and Chief Executive Officer. The Agreement also sets forth the terms and conditions of his employment as non-Executive Chairman of the Board following his service as Chief Executive Officer, if the Company and Dr. Decker agree that he will continue as non-Executive Chairman of the Board; these terms and conditions are substantially similar to the terms and conditions of the Prior Agreement.

The Agreement is effective as of February 28, 2005 and provides that Dr. Decker will serve as Chairman of the Board and Chief Executive Officer of the Company until November 9, 2006. Following that date, the Agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Dr. Decker will be paid an initial annual base salary of $575,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation and Management Development Committee (the Compensation Committee). For fiscal 2005, in lieu of a cash bonus, Dr. Decker will receive a performance share award (the Performance Share Award) pursuant to the Company’s 2001 Performance Share Plan covering 275,000 shares of the Company’s common stock. The Performance Share Award will vest and be payable only to the extent certain performance goals to be established by the Compensation Committee are achieved by the Company, unless the Board of Directors or the Compensation Committee determines otherwise. For future periods, the Board of Directors or the Compensation Committee will determine Dr. Decker’s annual base salary (which may not be decreased) and annual target bonus. On July 1, 2005, Dr. Decker will be granted options to purchase 300,000 shares of the Company’s common stock, which will become exercisable in two equal installments on November 8, 2005 and November 8, 2006. All of his outstanding unvested equity awards will continue to vest during the employment term.

Under the Agreement, if the Company terminates Dr. Decker’s employment as Chairman of the Board and Chief Executive Officer without "cause" or if he resigns as Chairman of the Board and Chief Executive Officer for "good reason" (as defined in the Agreement), (1) the Company will pay him a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) his annual target bonus (which is equal to his base salary) if the Performance Share Award has not vested as of his termination date or two times his annual target bonus if the Performance Share Award has vested as of his termination date, and (E) $200,000; (2) the Company will continue to provide certain benefits and perquisites to him for 24 months after the date of his termination (or a cash payment sufficient to obtain comparable benefits and perquisites), unless and until he receives similar benefits from another employer; and (3) all of his options, shares of restricted stock and the Performance Share Award will become fully vested and Dr. Decker may exercise all such options until the later of (A) February 27, 2010 and (B) the second anniversary of his termination date.

If Dr. Decker resigns from his position as Chief Executive Officer without "good reason" on or after November 9, 2005, but continues to serve as non-executive Chairman of the Board and an employee of the Company by mutual agreement (the Chairmanship Only Resumption), his continued service will be on terms substantially similar to those contained in the Prior Agreement. Upon a Chairmanship Only Resumption, Dr. Decker will serve as non-executive Chairman of the Board for as long as he continues as a director of the Company, but at least two years and four months from the date of his resignation as Chief Executive Officer (i.e., the term remaining under the Prior Agreement at the time Dr. Decker resumed the position of Chief Executive Officer). During the first four months following a Chairmanship Only Resumption, Dr. Decker will be paid his base salary in effect at the time of his resignation as Chief Executive Officer. For each of the two years of his employment following this four month period, Dr. Decker will be paid $100,000. For future periods, the Board of Directors or the Compensation Committee will determine Dr. Decker’s annual base salary. During the period following a Chairmanship Only Resumption, Dr. Decker will be eligible for such annual performance bonuses, if any, as determined by the Board of Directors or the Compensation Committee. If during the first year following a Chairmanship Only Resumption, the Company terminates Dr. Decker’s employment as non-executive Chairman of the Board without "cause" or if he resigns for "good reason", he will be entitled to the separation benefits described in the preceding paragraph, except that the payments under clauses (1)(C) and (1)(D) will be calculated using the base salary in effect at the time of his resignation as Chief Executive Officer and the payment under clause 1(D) will be two times his annual target bonus. Following the first year, if the Company terminates Dr. Decker’s employment without "cause" or if he resigns for "good reason", he will be entitled to the separation benefits described in clauses (1)(A), (1)(E) and (3) of the preceding paragraph and the Company will also pay him as part of the cash lump-sum any unpaid target bonus for the fiscal year in which his termination occurs.

If Dr. Decker resigns from his positions as Chairman of the Board and Chief Executive Officer without "good reason" on or after November 9, 2005 and does not continue as non-executive Chairman of the Board or if Dr. Decker resigns from his position as non-executive Chairman of the Board without "good reason" after the four-month anniversary of the Chairmanship Only Resumption, all of his outstanding unvested equity awards will become fully vested and Dr. Decker may exercise such awards for two years following his resignation.

If any payments made or benefits provided to Dr. Decker are deemed to be deferred compensation payments made to a "specified employee" following a "separation from service" under Section 409A of the Internal Revenue Code of 1986, as amended (the Code), such payments will not be made and such benefits will not be provided to Dr. Decker until the date that is six months following his separation from service with the Company.

Dr. Decker is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Dr. Decker will generally be made whole in the event of payment of any excise taxes imposed by the Code on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code Section 409A.

Dr. Decker’s December 15, 1998 employment agreement with the Company remains in effect and in the event of any conflict between the agreements, the agreement with terms more favorable to Dr. Decker will control, without duplication.

Item 9.01. Financial Statements and Exhibits.

Exhibits

(c)

10.1 Amended and Restated Employment Agreement, dated March 10, 2005, by and between Conexant Systems, Inc. and D. W. Decker.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

March 14, 2005	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated March 10, 2005, by and between Conexant Systems, Inc. and D. W. Decker.